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                                                                   EX-99.B(j)(A)

                         Independent Auditors' Consent



Board of Trustees of Wells Fargo Funds Trust:

We consent to the use of our reports for the California Tax-Free Money Market Fund, California Tax-Free Money Market Trust, Cash Investment Money Market Fund, Government Institutional Money Market Fund, Government Money Market Fund, Minnesota Money Market Fund, Money Market Fund, Money Market Trust, National Tax-Free Institutional Money Market Fund, National Tax-Free Money Market Fund, National Tax-Free Money Market Trust, Overland Express Sweep Fund, Prime Investment Institutional Money Market Fund, Prime Investment Money Market Fund, Treasury Plus Institutional Money Market Fund, Treasury Plus Money Market Fund, 100% Treasury Institutional Money Market Fund and 100% Treasury Money Market Fund, eighteen funds of Wells Fargo Funds Trust, dated May 11, 2001, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

/s/  KPMG LLP

KPMG LLP

Boston, Massachusetts
July 30, 2001